[Exhibit 10.5]

                                                                  EXECUTION COPY


                                    AMENDMENT

                  AMENDMENT dated as of December 31, 2002 to the Note Purchase Agreement dated as of October 31, 1996 between The Interpublic Group of Companies, Inc. (the "Company") and The Prudential Insurance Company of America, as amended (the "Agreement"). Capitalized terms used but not defined herein are used with the meanings given to those terms in the Agreement and the Notes (as defined below). The persons listed below as Holders hold at least 66-2/3% of the aggregate outstanding principal amount of 8.91% Senior Notes due 2006 issued pursuant to the Agreement (the "Notes").

                  1. The Company and the undersigned Holders hereby agree to the following amendments to the Agreement, in accordance with subsection 5H of Paragraph 5 of the Agreement:

                  (a) Subsection 5H of Paragraph 5 of the Agreement is amended in full to read as follows:

                           "5H. Automatic Amendments.

                           (i) So long as Standard & Poor's' and Moody's
                  Investors Service, Inc.'s ratings for the Company's long-term senior unsecured debt are at least BBB- and Baa3, respectively (and, if such ratings are BBB- and Baa3, respectively, they are not the subject of a credit watch with negative outlook), the covenants contained in Sections 6G, 6H, 6I and 6J shall, automatically and without further action by the Company (except as set forth below) or the Holders, be amended to reflect (a) any amendments or new provisions that make the terms of any corresponding covenants contained in the Citibank Agreements, or in any credit agreement that replaces either or both of the Citibank Agreements in its or their entirety, less restrictive and (b) the elimination in whole or in part of such covenants in the Citibank Agreements or any such replacement agreement. Any such automatic amendment to this Agreement shall be effective as of the date of, and upon delivery by the Company to the Holders of an executed copy of, any amendment or agreement referenced in clause (a) or (b) above. As promptly as practicable, but in no event more than 10 Business Days, following receipt by the Holders of a written request by the Company together with a true and correct copy of any such amendment or agreement and a proposed draft of the corresponding amendment to this Agreement, the Required Holders and the Company shall execute a written amendment to this Agreement (in form and substance reasonably acceptable to the Required Holders and the Company) incorporating the terms of any such automatic amendment effective as of the date of such automatic amendment.

                           (ii) Until Standard & Poor's' and Moody's Investors
                  Service, Inc.'s ratings for the Company's long-term senior unsecured debt are at least BBB and Baa2, respectively (and, if such ratings are BBB and Baa2, respectively, they are not the subject of a credit watch with negative outlook), in the event any of the financial covenants set forth in Section 5.03 of each of the Citibank Agreements as of December 31, 2002 is amended in any manner to make such financial covenant more restrictive, such financial covenant shall, automatically and without further action by the Company or the Holders, be included as a new covenant in this Agreement as of the date of such amendment. As promptly as practicable, but in no event more than 10 Business Days, following receipt by the Holders of a written request by the Company together with a true and correct copy of any such amendment to the Citibank Agreements and a proposed draft of the corresponding amendment to this Agreement, the Required Holders and the Company shall execute a written amendment to this Agreement (in form and substance reasonably acceptable to the Required Holders and the Company) incorporating such new financial covenant herein effective as of the date of such automatic amendment."

                  (b) Paragraph 5 of the Agreement is amended by adding to the end thereof a new subsection 5I to read as follows"

                           "5I. New Credit Facility. On or prior to April 15,
                  2003, if a Proceeds Target has not occurred, the Company shall enter into a commitment letter providing for a new credit facility for a term of no less than 364 days, containing financial covenants no more restrictive than the financial covenants contained in this Agreement as of December 31, 2002, which will be available beginning May 15, 2003 to finance any of the Company's payment obligations arising under the put option exercisable on December 14, 2003 in accordance with the terms of the Zero-Coupon Notes."

                  (c) Subsection 6A of Paragraph 6 of the Agreement is amended in full to read as follows:

                           "6A. Cash Flow to Total Borrowed Funds. The Company
                  will not permit the ratio of Cash Flow to Total Borrowed Funds to be less than (i) 0.22 for the consecutive four quarters ended December 31, 2002, (ii) 0.20 for the consecutive four quarters ending March 31, 2003, (iii) 0.17 for the consecutive four quarters ending June 30, 2003, (iv) 0.16 for the consecutive four quarters ending September 30, 2003, (v) 0.21 for the consecutive four quarters ending December 31, 2003 or
                  (vi) 0.25 for any consecutive four quarters ending on or after March 31, 2004, in each case, such ratio to be calculated at the end of each fiscal quarter, on a trailing four quarter basis."

                  (d) Subsection 6B of Paragraph 6 of the Agreement is amended in full to read as follows:

                           "6B. Total Borrowed Funds to Consolidated Net Worth.
                  The Company will not permit Total Borrowed Funds to exceed (i) 117% of Consolidated Net Worth at the end of the quarter ended December 31, 2002, (ii) 111% of Consolidated Net Worth at the end of the quarter ending March 31, 2003, (iii) 104% of Consolidated Net Worth at the end of each of the quarters ending June 30, 2003 and September 30, 2003, (iv) 95% of Consolidated Net Worth at the end of the quarter ending December 31, 2003 or (v) 85% of Consolidated Net Worth at the end of any quarter ending on or after March 31, 2004."

                  (e) Subsection 6F of Paragraph 6 of the Agreement is amended in full to read as follows:

                           "6F. Related Amendments. The Company will not amend,
                  modify or change in any manner the Five-Year Citibank Agreement (or any credit agreement with one or more commercial banks that replaces the Five-Year Citibank Agreement and provides for a revolving credit facility for a term of more than 364 days), the 364-Day Citibank Agreement (or any credit agreement with one or more commercial banks that replaces the 364-Day Citibank Agreement and provides for a revolving credit facility for a term of no less than 6 months and no more than 2 years) or any other long-term Debt of the Company (excluding the Notes), in each case (i) to amend any of the covenants therein in a manner that results in covenants more restrictive than those contained in such agreements or instruments as of December 31, 2002 (unless the same covenants in this Agreement, if any, are similarly amended), (ii) until Standard & Poor's' and Moody's Investors Service, Inc.'s ratings for the Company's long-term senior unsecured debt are at least BBB and Baa2, respectively (and, if such ratings are BBB and Baa2, respectively, they are not the subject of a credit watch with negative outlook), include any new covenant therein that is not contained in such agreements or instruments as of December 31, 2002 (unless the same new covenant is included in this Agreement with terms no more restrictive than those of such new covenant in any such agreement or instrument) or (iii) until the Super Proceeds Target and the Zero-Coupon Notes Target are met, to shorten the maturity or amortization thereof, provided that the Company shall in no event shorten the maturity or amortization thereof to a date prior to July 31, 2005, or prepay with cash or Debt any amounts under the foregoing (other than (x) in connection with a refinancing thereof with Debt having a maturity no sooner than the maturity of such refinanced Debt or (y) prepayments pursuant to the terms of the Citibank Agreements); it being understood that the Company shall be permitted to make any such prepayment with capital stock of the Company."

                  (f) Subsection 6G of Paragraph 6 of the Agreement is amended in full to read as follows:

                           "6G. Acquisitions. Except as set forth on Schedule
                  6G, and except for required payments, or optional payments made in lieu of required payments when in the best interest of the Company (as determined in good faith by the appropriate officers of the Company), pursuant to agreements relating to purchases and acquisitions entered into prior to January 31, 2003, the Company will not purchase or otherwise acquire all or substantially all of the assets, or a business unit or division, of any Person except to the extent that (i) the consideration of such purchase or acquisition consists solely of capital stock of the Company or (ii) the cash consideration of all such purchases and acquisitions shall not exceed (a) $15,000,000 in the aggregate for any calendar year or (b) if the Proceeds Target is met, $25,000,000 in the aggregate for any calendar year or (c) if the Super Proceeds Target and the Zero-Coupon Notes Target are met, $100,000,000 in the aggregate for any calendar year; provided that, if for any calendar year, the cash amount permitted above for such calendar year exceeds the aggregate cash consideration of such purchases and acquisitions for such calendar year, the Company and its Subsidiaries shall be permitted to make cash payments in respect of purchases and acquisitions in the immediately succeeding calendar year, in addition to the cash amounts permitted above for such succeeding calendar year, equal to the amount of such excess."

                  (g) Subsection 6H of Paragraph 6 of the Agreement is amended in full to read as follows:

                           "6H. Restricted Payments. The Company will not
                  declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any shares of its common stock now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets, equity interests, obligations or securities to its stockholders as such (any of the foregoing, a "Restricted Payment"), except that, so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described in clause (i), (ii), (iii), (iv) or (v) below or would result therefrom, the Company may (i) declare and pay dividends and distributions payable only in common stock of the Company, (ii) purchase, redeem, retire, defease or otherwise acquire shares of its capital stock (a) with the proceeds received contemporaneously from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights or (b) in connection with the exercise of options by the employees of the Company or its Subsidiaries, (iii) issue preferred stock (or the right to purchase preferred stock) of the Company in connection with a stockholders' rights plan, (iv) make Restricted Payments in an aggregate amount from and after the date the Proceeds Target is met of not more than $25,000,000 in any calendar year and (v) from and after the date the Super Proceeds Target and the Zero-Coupon Notes Target are met and EBITDA for the four fiscal quarters most recently ended is at least (a) $1,000,000,000, make Restricted Payments in an aggregate amount of not more than $100,000,000 in any calendar year, (b) $1,200,000,000, make Restricted Payments in an aggregate amount of not more than $150,000,000 in any calendar year or (c) $1,300,000,000, make Restricted Payments without limitation.

                  (h) Paragraph 6 of the Agreement is amended by adding to the end thereof new subsections 6I and 6J to read as follows:

                           "6I. Capital Expenditures. The Company will not, and
                  will not permit any of its Consolidated Subsidiaries to, make any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Company and its Consolidated Subsidiaries to exceed $175,000,000 in any calendar year; provided that, if for any calendar year, the amount permitted above for such calendar year exceeds the Capital Expenditures made in such year, the Company and its Consolidated Subsidiaries shall be entitled to make Capital Expenditures in the immediately succeeding calendar year in an amount equal to the sum of (i) $175,000,000 and (ii) the lesser of (a) such excess and (b) $40,000,000. For purposes of this paragraph 6I, "Capital Expenditures" shall mean, for any period, the sum of, without duplication, (A) all expenditures made, directly or indirectly, during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with generally accepted accounting principals, reflected as additions to property, plant or equipment on a consolidated balance sheet of a Person or have a useful life of more than one year plus
                  (B) the aggregate principal amount of all Debt (including Capitalized Lease Obligations) assumed or incurred in connection with any such expenditures.

                           6J. Subsidiary Debt. The Company will not permit any
                  of its Consolidated Subsidiaries to create or suffer to exist any Debt other than (without duplication) (i) Debt owed to the Company or to a Consolidated Subsidiary of the Company, (ii) Debt existing as of December 31, 2002 and described on
                  Schedule 6J hereto (the "Existing Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Debt, provided that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, (iii) Debt secured by Liens permitted by paragraph 6D, (iv) unsecured Debt incurred in the ordinary course of business of the Company's Consolidated Subsidiaries organized outside the United States, (v) book overdraft amounts outstanding at any time, and (vi) unsecured Debt incurred in the ordinary course of business of the Company's Consolidated Subsidiaries organized in the United States in an aggregate amount at any time outstanding of not more than $25,000,000; provided, that the foregoing limitations shall not be effective as to any such Subsidiary that has entered into a guaranty for the benefit of the Holders of all payment obligations of the Company under this Agreement."

                  (i) Subsection 7A(v) of Paragraph 7 of the Agreement is amended by inserting the phrase "5I," immediately preceding the phrase "6A, 6B, 6C or 6E".

                  (j) The defined term "Reinvestment Yield" in Subsection 10A of Paragraph 10 of the Agreement is amended by inserting the phrase "0.50% plus" immediately preceding the phrase "the yield to maturity implied by".

                  (k) Each of the defined terms "Cash Flow" and "Consolidated Net Worth" in Subsection 10B of Paragraph 10 of the Agreement is amended in full to read as follows:

                           "Cash Flow" shall mean the sum of net income,
                  depreciation expenses, amortization costs and changes in deferred taxes plus to the extent deducted in the calculation of net income for any period (i) post-retirement and post-employment benefit costs recognized prior to the period in which such benefits are paid, (ii) non-cash charges related to investment impairment and write-offs of uncollectible debt incurred by the Company in an aggregate amount of no more than $28,600,000 with respect to the fiscal quarter ended June 30, 2002 or prior periods on a cumulative basis and (iii) non-cash, non-recurring charges in an amount not to exceed $500,000,000 taken by the Company in accordance with generally accepted accounting principles (a) with respect to the impairment of the assets of Brands Hatch Leisure Limited, Octagon Worldwide Limited and Octagon Worldwide Inc. and their respective Subsidiaries, in the fiscal year ended December 31, 2002 (which shall be allotted to each of the fiscal quarters of 2002 in a schedule to be delivered to the Holders on or prior to March 31, 2003) and in the fiscal quarter ending March 31, 2003 and (b) with respect to all such other charges, in the fiscal year ended December 31, 2002 (which shall be allotted to each of the fiscal quarters of 2002 in a schedule to be delivered to the Holders on or prior to March 31, 2003).

                           "Consolidated Net Worth" shall mean, at any date, the
                  consolidated stockholders' equity of the Company and its Consolidated Subsidiaries as such appear on the financial statements of the Company determined in accordance with generally accepted accounting principles, without taking into account the effect of cumulative translation adjustments, plus
                  (i) any amount by which retained earnings has been reduced by reason of the recognition of post-retirement and post-employment benefit costs prior to the period in which such benefits are paid and (ii) to the extent such charge occurred during the four fiscal quarters ended immediately prior to the applicable measurement date, non-cash, non-recurring charges in an amount not to exceed $500,000,000 taken (a) with respect to the impairment of the assets of Brands Hatch Leisure Limited, Octagon Worldwide Limited and Octagon Worldwide Inc. and their respective Subsidiaries, in the fiscal year ended December 31, 2002 (which shall be allotted to each of the fiscal quarters of 2002 in a schedule to be delivered to the Holders on or prior to March 31, 2003) and in the fiscal quarter ending March 31, 2003 and (b) with respect to all such other charges, in the fiscal year ended December 31, 2002 (which shall be allotted to each of the fiscal quarters of 2002 in a schedule to be delivered to the Holders on or prior to March 31, 2003), in each case determined in accordance with generally accepted accounting principles for such period.

                  (l) Subsection 10B of Paragraph 10 of the Agreement is amended to include the following defined terms:

                           "364-Day Citibank Agreement" shall mean the Company's
                  364-Day Credit Agreement with Citibank, N.A., as agent, and the other lenders party thereto, dated as of May 16, 2002, as amended and supplemented and in effect from time to time.

                           "Citibank Agreements" shall mean, collectively, the
                  Five-Year Citibank Agreement and the 364-Day Citibank
                  Agreement.

                           "EBITDA" shall mean, for any period, net income (or
                  net loss) plus the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense and (v) non-cash, non-recurring charges in an amount not to exceed $500,000,000 taken (a) with respect to the impairment of the assets of Brands Hatch Leisure Limited, Octagon Worldwide Limited and Octagon Worldwide Inc. and their respective Subsidiaries, in the fiscal year ended December 31, 2002 (which shall be allotted to each of the fiscal quarters of 2002 in a schedule to be delivered to the Holders on or prior to March 31, 2003) and in the fiscal quarter ending March 31, 2003 and (b) with respect to all such other charges, in the fiscal year ended December 31, 2002 (which shall be allotted to each of the fiscal quarters of 2002 in a schedule to be delivered to the Holders on or prior to March 31, 2003), in each case determined in accordance with generally accepted accounting principles for such period.

                           "Five-Year Citibank Agreement" shall mean the
                  Company's Five-Year Credit Agreement with Citibank, N.A., as agent, and the other lenders party thereto, dated as of June 27, 2000, as amended and supplemented and in effect from time to time.

                           "Net Cash Proceeds" shall mean, with respect to any
                  sale, lease, transfer or other disposition of any asset by the Company or any of its Subsidiaries or the incurrence or issuance of any Debt in the capital markets having neither a put exercisable, nor a maturity, earlier than July 31, 2005 or the sale or issuance of any equity interests by the Company, the aggregate amount of cash received by the Company and its Subsidiaries in connection with such transaction after deducting therefrom only (without duplication) (i) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (ii) the amount of estimated incremental taxes payable in connection with or as a result of such transaction and (iii) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of the Company and are properly attributable to such transaction or to the asset that is the subject thereof, as determined by an appropriate officer of the Company.

                           "Proceeds Target" shall mean the receipt by the
                  Company and its Subsidiaries, from and after December 31, 2002, of Net Cash Proceeds of not less than $400,000,000 in the aggregate from a combination of one or more transactions involving the sale, lease, transfer or other disposition of any asset by the Company or any of its Subsidiaries or the incurrence or issuance of any Debt in the capital markets having neither a put exercisable, nor a maturity, earlier than July 31, 2005 or the sale or issuance of any equity interests by the Company or any of its Subsidiaries.

                           "Super Proceeds Target" shall mean the receipt by the
                  Company and its Subsidiaries, from and after December 31, 2002, of Net Cash Proceeds of not less than $600,000,000 in the aggregate from a combination of one or more transactions involving the sale, lease, transfer or other disposition of any asset by the Company or any of its Subsidiaries or the incurrence or issuance of any Debt in the capital markets having neither a put exercisable, nor a maturity, earlier than July 31, 2005 or the sale or issuance of any equity interests by the Company or any of its Subsidiaries.

                           "Zero-Coupon Notes" shall mean the Zero-Coupon
                  Convertible Senior Notes of the Company due 2021.

                           "Zero-Coupon Notes Target" shall mean not more than
                  $75,000,000 aggregate principal amount is outstanding under the Zero-Coupon Notes.

                  (m) Schedule 6G to the Agreement is amended by replacing it in its entirety with the Schedule 6G attached hereto.

                  (n) The Agreement is amended by adding, as a new "Schedule 6J" thereto, Schedule 6J attached hereto, in its entirety.

                  (o) From and after December 31, 2002 the interest rate on the Notes shall be 9.41% per annum and the interest rate "8.91%" shall be deleted each and every time it appears in the Agreement or the Notes and replaced with "9.41%." The Company hereby agrees to execute and deliver to each Holder who shall request the same, upon surrender to the Company of the outstanding Note held by such Holder, a new Note in the same principal amount as the surrendered Note, but having an interest rate of 9.41%. Until so exchanged, the interest rate on all outstanding Notes shall be deemed to be 9.41%, notwithstanding any other interest rate set out in such Note.

                  2. Except as expressly provided herein, the Agreement shall remain in full force and effect and this Amendment shall not operate as a waiver of any right, power or remedy of any Holder, nor constitute a waiver of any provision of the Agreement.

                  3. The Company hereby represents and warrants that:

                  (a) After giving effect to this Amendment, no Default or Event of Default will have occurred or be continuing.

                  (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business.

                  (c) The execution, delivery and performance by the Company of this Amendment, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of the Company or of any judgment, injunction, order, decree, material agreement or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Consolidated Subsidiaries.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Amendment.

                  (e) This Amendment has been duly executed and delivered by the Company. This Amendment is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to general principles of equity.

                  (f) There is no action, suit, investigation, litigation or proceeding pending against, or to the knowledge of the Company, threatened against the Company or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a significant probability of an adverse decision that (i) would have a material adverse effect on (x) the business, financial condition or results of operations of the Company and its Consolidated Subsidiaries taken as a whole, (y) the rights and remedies of the Holders under the Agreement or any Note or (z) the ability of the Company to perform its obligations under the Agreement or any Note or (ii) purports to affect the legality, validity or enforceability of this Amendment or the consummation of the transactions contemplated hereby.

                  (g) The Restatement Date (as defined in the Citibank Agreements) has occurred.

                  4. In consideration for the amendments set forth in Sections 1(c), 1(d) and 1(k), the Company shall pay pro rata to the Holders a fee in an aggregate amount equal to the product of (x) the aggregate outstanding principal amount of the Notes and (y) 0.125%.

                  5. The Company agrees to pay all out-of-pocket expenses incurred by the Holders in connection with this Amendment in accordance with the terms of Section 11B of the Agreement.

                  6. This Amendment shall be construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law provisions.

                  7. Each of the Holders agrees to keep confidential, in accordance with Section 11H of the Agreement, all information disclosed by the Company to the Holders in connection with this Amendment relating to the subject matter hereof (other than any such information (i) which was publicly known or otherwise known to such Holder at the time of disclosure, or (ii) which subsequently becomes publicly known through no act or omission by such Holder).

                  8. This Amendment shall be effective as of the date first above written and the Agreement shall be deemed amended upon delivery to the Holders of a fully executed copy of this Amendment and payment of the fee referred to in Section 4.

                  IN WITNESS WHEREOF, each of the Company and the undersigned Holders has caused this Amendment to be executed by its duly authorized representative as of the date and year first above written.


                                    THE INTERPUBLIC GROUP OF COMPANIES, INC.


                                    By:  /s/ STEVEN BERNS
                                         ----------------
                                    Name:  Steven Berns
                                    Title:  Vice President and Treasurer


                                    HOLDERS:
                                    --------

                                    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                    By:  /s/ CHRISTOPHER CAREY
                                         ---------------------
                                    Name:  Christopher Carey
                                    Title:  Vice President

                                   Schedule 6G

--------------------------------------------------------------------------------

(US$s in Millions)

                                                                                             Estimated Up-Front
                                                                                       Cash Portion of Purchase Price
                                                                                       ------------------------------

      Target Company               Acquiring Agency            Country                           US Dollars
      --------------               ----------------            -------                           ----------


      Competence                   FCB                         Brazil                                 0.4

      DLKW                         FCB                         UK                                    10.7

      Idea Azione                  Draft                       Italy                                  2.5

      Marcomm                      Octagon                     USA                                    0.3

      New Time                     McCann                      Brazil                                 0.2

      RGB                          McCann                      Italy                                  0.5

      Satz & Graphik               Lowe Group                  Austria                                1.0

      Try                          Lowe Group                  Norway                                 0.9

      WTA Tier II Event            Octagon                     Belgium                                3.2
                                                                                                     ----
      Total                                                                                          19.7

                                   Schedule 6J

                          Consolidated Subsidiary Debt
                               (US$s in Millions)

          Payable to Banks                                      $1,389.6

         Capitalized Leases                                      1,140.0

          Mortgage Payable                                          86.2

     Letters of Credit (Undrawn)                                37,529.2
                                                               ---------
                Total                                          $40,145.1
                                                               =========